Exhibit 10.1

                              CONSULTING AGREEMENT


This Agreement is made and entered into effective the 15th day of July, 2004 by and between Secured Digital Applications, Inc., a Delaware Corporation, ("SDA") and Soong Kwong Choon ("SKC").

1. Scope of Services. SKC shall serve as Consultant to SDA during the term of this Agreement. In such capacity, SKC shall provide consulting services in the area of business development, use of ICT and biometric applications in public and private sectors, international relations and industrial relations.


2. Termination. The term of this Agreement is for an initial term of twelve (12) months commencing July 15, 2004 and ending on July 14, 2005. The Agreement shall automatically be renewed for like terms unless and until terminated by either party, in writing, no later than 30 days before the end of the term. Notwithstanding anything to the contrary, either party shall be at liberty to terminate this Agreement by serving thirty (30) days written notice.


3. Compensation. As compensation for consulting services rendered by SKC, SDA shall issue to SKC a total of 960,000 shares of the Company's common stock, $0.00001 par value per share. The shares to be issued shall represent payment for consulting services rendered by SKC to SDA. SDA shall issue shares to SKC in advance on the first day of each quarter commencing on July 15, 2004 as follows:

    i)       240,000 shares on July 15, 2004
    ii)      240,000 shares on October 15, 2004
    iii)     240,000 shares on January 15, 2005
    iv)      240,000 shares on April 15, 2005
             -------
             960,000
             -------




The compensation shall be registered using a Form S-8. The Company shall file such Form S-8 with the Securities and Exchange Commission within 30 days of the execution of this agreement.

4. Confidentiality. As to matters of confidentiality, SKC agrees as follows: (i) SKC will respect the confidentiality of all company information and will not make disclosure, appropriation or other improper use of the information provided by SDA, except for disclosures requested or expressly permitted by SDA (ii) SKC will maintain the privacy of all information pertaining to company customers which may become known to him in the course of his employment by SKC (iii) SKC will not in any instance make any advance disclosure, tip or personal use of any of the company's inside information. (iv) these negative covenants concerning matters of confidentiality apply to all direct and indirect means and other circumstances which may arise related to this Agreement (v) information that is a matter of public knowledge shall not be deemed confidential for purposes of this Agreement (vi) all information shall be promptly returned (signed receipt) or destroyed as directed by SDA (vii) SKC hereby assumes full responsibility for its employees complying with the terms of this Confidentiality clause. (viii) in the event of termination of this Agreement, the obligations of SKC and SDA with respect to either Party's Confidential Information shall terminate three (3) years after the expiration or earlier determination of this Agreement as may be agreed between the Parties.

5. Complete Agreement; Severability; Amendments; Assignment. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior agreements and understanding relating to the subject matter hereof, whether written or oral. If any provision of the Agreement is deemed invalid or unenforceable in any respect, such determination will not affect such

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provision in any other respect or any other provision of this  Agreement,  which will remain in full force and effect. This Agreement may be amended or altered and rights hereunder may be waived only by a written instrument signed by SDA and SKC.


6. Governing Law: Forum. This Agreement will be governed by, and construed in accordance with the laws of the state of New York applicable to contracts that are negotiated, executed and performed wholly within said state and without regard to any choice of laws of principles applied under the laws of such state. THE PARTIES HEREBY EXPRESSLY CONSENT TO THE JURISDICTION OF THE APPROPRIATE FEDERAL OF STATE COURTS VENUED IN NEW YORK FOR ANY AND ALL DISPUTES ARISING UNDER THIS AGREEMENT.



7. Any notices to be given to SDA pursuant to this Agreement shall be addressed to:

           Secured Digital Applications, Inc.
           11, Jalan 51A/223
           46100 Petaling Jaya
           Selangor
           Malaysia

           Attn:  Patrick Lim

           and notices to SKC shall be addressed to:

           Soong Kwong Choon
           25 Jalan Senangin
           Bangsar
           59100 Kuala Lumpur
           Malaysia


8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which together shall constitute one and the same agreement.



In witness hereof, the undersigned have executed this Agreement as of the 10th day of July, 2004.



Secured Digital Applications, Inc.





By:   /s/  Patrick Soon-Hock Lim                  By:   /s/ Soong Kwong Choon
      --------------------------                        ---------------------
           Patrick Soon-Hock Lim                            Soong Kwong Choon
           Chairman & CEO